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                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                          LORD ABBETT GLOBAL FUND, INC.

     LORD ABBETT GLOBAL FUND, INC., a Maryland corporation, having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

     FIRST: The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended by (i) changing the legal name for the existing series of the Corporation named the Lord Abbett Global Equity Fund to the "Equity Series," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Equity Series; and (ii) changing the legal name for the existing series of the Corporation named the Lord Abbett Global Income Fund to the "Income Series," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Income Series.

     SECOND: A majority of the entire Board of Directors of the Corporation duly adopted resolutions approving the foregoing amendment to the Articles.

     THIRD: The amendment of the Articles set forth herein has been duly approved by the Board of Directors of the Corporation and is limited to a change expressly permitted by section. 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

     FOURTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.


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     IN WITNESS WHEREOF, Lord Abbett Global Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Assistant Secretary on April 23, 2002.


                                          LORD ABBETT GLOBAL FUND, INC.

                                          By:   /s/ Paul A. Hilstad
                                                ------------------------------
                                                  Paul A. Hilstad
                                                  Vice President and Secretary


WITNESS:


/s/ Christina T. Simmons
------------------------------------
Christina T. Simmons
Vice President & Assistant Secretary


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     THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Global Fund,
Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.



                                          /s/ Paul A. Hilstad
                                          --------------------------------
                                              Paul A. Hilstad
                                              Vice President and Secretary